Exhibit 10.1
INDEPENDENT CONTRACTOR AGREEMENT
This Agreement is entered into as of the 26th day of June, 2006, between HEI, Inc. (“the Company”) and Mark Thomas Enterprises LLC (“the Contractor”).
1.	Independent Contractor. Subject to the terms and conditions of this Agreement, the Company hereby engages the Contractor as an independent contractor to perform the services set forth herein, and the Contractor hereby accepts such engagement. The Contractor has advised the Company that its sole employee is Mark B. Thomas and Contractor agrees to assign Mark B. Thomas to perform the Contractor’s duties and responsibilities in accordance with the terms of this Agreement.

2.	Duties, Term, and Compensation. The Contractor’s duties, term of engagement, compensation and provisions for payment thereof shall be as set forth in the attached Exhibit A, which may be amended in writing from time to time, or supplemented with subsequent estimates for services to be rendered by the Contractor and agreed to by the Company, and which collectively are hereby incorporated by reference.

3.	Indemnification Agreement. The Company agrees to provide the Contractor with Indemnification as set forth in Exhibit B.

4.	Expenses. During the term of this Agreement, the Contractor shall bill and the Company shall reimburse Contractor for all reasonable out-of-pocket expenses which are approved in advance in writing and which are incurred in connection with the performance of the duties hereunder. Notwithstanding the foregoing, expenses for the time spent by Consultant in traveling to and from Company facilities shall not be reimbursable.

5.	Written Reports. The Contractor shall provide such written reports as may be reasonably requested. The Company may request that project plans, progress reports and a final results report be provided by Consultant on a monthly basis.

6.	Inventions. Any and all inventions, discoveries, developments and innovations conceived by the Contractor during this engagement relative to the duties under this Agreement shall be the exclusive property of the Company; and the Contractor hereby assigns all right, title, and interest in the same to the Company. Any and all inventions, discoveries, developments and innovations conceived by the Contractor prior to the term of this Agreement and utilized by him in rendering duties to the Company are hereby licensed to the Company for use in its operations and for an infinite duration. This license is non-exclusive, and may be assigned without the Contractor’s prior written approval by the Company to a wholly-owned subsidiary of the Company.

7.	Confidentiality. The Contractor acknowledges that during the engagement he will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, accounts and procedures. The Contractor agrees that he will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Contractor or otherwise coming into his possession, shall remain the exclusive property of the Company. The Contractor shall not retain any copies of the foregoing without the Company’s prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Contractor shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in his possession or under his control. The Contractor further agrees that he will not disclose his retention as an independent contractor or the terms of this Agreement to any person without the prior written consent of the Company and shall at all times preserve the confidential nature of his relationship to the Company and of the services hereunder.
8.	Conflicts of Interest; Non-hire Provision. The Contractor represents that he is free to enter into this Agreement and that this engagement does not violate the terms of any agreement between the Contractor and any third party. Further, the Contractor, in rendering his duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which he does not have a proprietary interest. During the term of this Agreement, the Contractor shall devote as much of his productive time, energy and abilities to the performance of his duties hereunder as is necessary to perform the required duties in a timely and productive manner. The Contractor is expressly free to perform services for other parties while performing services for the Company. For a period of six months following any termination, the Contractor shall not, directly or indirectly hire, solicit, or encourage to leave the Company’s employment, any employee, consultant, or contractor of the Company or hire any such employee, consultant, or contractor who has left the Company’s employment or contractual engagement within one year of such employment or engagement without the written consent of the Company.

9.	Merger. This Agreement shall not be terminated by the merger or consolidation of the Company into or with any other entity.

10.	Termination. The Company may terminate this Agreement at any time by 10 working days’ written notice to the Contractor. In addition, if the Contractor is convicted of any crime or offense, fails or refuses to comply with the written policies or reasonable directive of the Company, is guilty of serious misconduct in connection with performance hereunder, or materially breaches provisions of this Agreement, the Company at any time may terminate the engagement of the Contractor immediately and without prior written notice to the Contractor.

11.	Independent Contractor. This Agreement shall not render the Contractor an employee, partner, agent of, or joint venturer with the Company for any purpose. The Contractor is and will remain an independent contractor in its relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Contractor’s compensation hereunder. The Contractor shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

12.	Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

13.	Choice of Law. The laws of the state of Minnesota shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

14.	Arbitration. Any controversies arising out of the terms of this Agreement or its interpretation shall be settled in Minnesota in accordance with the rules of the American Arbitration

Association, and the judgment upon award may be entered in any court having jurisdiction thereof.

15.	Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

16.	Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

17.	Assignment. The Contractor shall not assign any of his rights under this Agreement, or delegate the performance of any of his duties hereunder, without the prior written consent of the Company.

18.	Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

If to the Contractor:	Mark B. Thomas Mark Thomas Enterprises, LLC 199 139th Avenue NW Andover, MN 55304

If to the Company:	HEI, Inc. 1495 Steiger Lake Lane Victoria, MN 55386
Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

19.	Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

20.	Entire Understanding. This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

21.	Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.
IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals.

HEI, Inc.		Mark Thomas Enterprises LLC

By:	/s/ Mack V. Traynor, III	By:	/s/ Mark B. Thomas

Its:	Chief Executive Officer	Its:	President

EXHIBIT A
DUTIES, TERM, AND COMPENSATION

DUTIES:	The Contractor’s employee, Mark B. Thomas, will perform as a consultant and as the Chief Financial Officer and Principal Accounting Officer of the Company during the time periods as described in the Term section of this Exhibit A, with such duties and responsibilities of the consultant, Chief Financial Officer and Principal Accounting Officer as shall be mutually agreed upon by the Company and the Contractor; provided, however, that it is acknowledged and agreed that Mr. Thomas, in his capacity as Chief Financial Officer, shall certify the Company’s financial statements as required by applicable law and regulations. Mr. Thomas will report directly to the Chief Executive Officer (CEO) and to any other party designated by the CEO in connection with the performance of the duties under this Agreement.

TERM:	This engagement shall commence upon execution of this Agreement and shall continue in full force and effect until December 31, 2006. The Contractor will perform the duties of a consultant until July 11, 2006, and shall assume the duties of Chief Financial Officer and Principal Accounting Officer on July 12, 2006. The Agreement may only be extended thereafter by mutual agreement, unless terminated earlier by operation of and in accordance with this Agreement.
COMPENSATION:

The Company shall pay Contractor $15,000 per month during the term of this Agreement provided that Mr. Thomas spends 60% to 80% of his time performing the Contractor’s obligations pursuant to the terms of this Agreement. In the event Mr. Thomas spends less than 60% of his time performing the Contractor’s obligations, the Contractor’s compensation shall be reduced on a pro rata basis. Such compensation shall be payable within 15 days of the end of each calendar month during the term of this Agreement.

EXHIBIT B
INDEMNIFICATION AGREEMENT
The Company hereby agrees to indemnify and hold harmless the Contractor, its officers, directors, shareholders and employees for any claim, cross-claim, third-party claim, counterclaim for contribution, assertion of claim, loss, cost, fees (including attorney’s fees), expenses or other damages arising out of or resulting from:
a.	Contractor’s performance of its duties under the Agreement;

b.	any claims of any nature whatsoever by third parties relating to actions or inactions of Company or Contractor in performance of its duties hereunder; or actions of Company’s employees or personnel; past employees or personnel; or past, present or future prospective employees or personnel; or of any past, present, or future employees or prospective employees of any entity for which the Company undertakes or is alleged to have had a duty to undertake to perform services such as are contemplated hereunder, it being the intent herein that all risk of claims by third parties be assumed by the Company, except as provided in paragraph (d) below.
Upon receipt by the Contractor or notice to the Contractor of any claim or demand for payment and/or reimbursement of any amount claimed by any third party relating to any of the types of claims set forth at Paragraphs a. or b. above, the Contractor shall promptly give the Company written notice of such claim or demand.
The Company shall, upon receipt of such notice from the Contractor either pay such claim or demand or undertake to defend against the claim or demand on the Contractor’s behalf.
Notwithstanding the foregoing, the Company shall not indemnify the Contractor for any claims arising from the Contractor’s own negligence in performance of its duties, and by this indemnification agreement waives none of its rights to either enforce this Agreement against Contractor or make a claim against the Contractor for damages resulting from Contractor’s breach or negligence in performance of its duties hereunder.